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                                                                      Exhibit 11


                             WYNN'S INTERNATIONAL, INC.

                COMPUTATION OF NET INCOME PER COMMON SHARE - PRIMARY
                  (Dollars in Thousands Except Per Share Amounts)

                                                          Three Months Ended
                                                             September 30
                                                        ------------------------
                                                          1994           1993
                                                        ---------      ---------
Net income                                              $   3,043      $   2,479
                                                        =========      =========

Weighted average number of shares issued                5,556,726      5,449,562

Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                   137,911        109,581
                                                        ---------      ---------

Common and common equivalent shares                     5,694,637      5,559,143
                                                        =========      =========

Income per common share                                 $     .53      $     .45
                                                        =========      =========

                                                           Nine Months Ended
                                                             September 30
                                                        ------------------------
                                                          1994           1993
                                                        ---------      ---------
Net income                                              $   9,102      $   6,755
                                                        =========      =========

Weighted average number of shares issued                5,548,574      5,426,463

Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                   136,770        107,532
                                                        ---------      ---------

Common and common equivalent shares                     5,685,344      5,533,995
                                                        =========      =========

Income per common share                                 $    1.60      $    1.22
                                                        =========      =========

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                                                                      Exhibit 11

                              WYNN'S INTERNATIONAL, INC.

         COMPUTATION OF NET INCOME PER COMMON SHARE - ASSUMING FULL DILUTION
                   (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                          Three Months Ended
                                                             September 30
                                                        ------------------------
                                                          1994           1993
                                                        ---------      ---------
Net income                                              $   3,043      $   2,479
Net interest expense from convertible notes                    92            100
                                                        ---------      ---------
  Adjusted net income                                   $   3,135      $   2,579
                                                        =========      =========

Weighted average number of shares issued                5,556,726      5,449,562
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average or
  ending market price, whichever is higher                158,827        132,305

Dilutive effect of assumed conversion of
  notes outstanding                                       426,135        464,302
                                                        ---------      ---------

Fully diluted shares                                    6,141,688      6,046,169
                                                        =========      =========

Income per common share                                 $     .51      $     .43
                                                        =========      =========

                                                           Nine Months Ended
                                                             September 30
                                                        ------------------------
                                                          1994           1993
                                                        ---------      ---------
Net income                                              $   9,102      $   6,755
Net interest expense from convertible notes                   275            309
                                                        ---------      ---------
  Adjusted net income                                   $   9,377      $   7,064
                                                        =========      =========

Weighted average number of shares issued                5,548,574      5,426,463
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average or
  ending market price, whichever is higher                157,500        132,305

Dilutive effect of assumed conversion of
  notes outstanding                                       428,723        481,690
                                                        ---------      ---------

Fully diluted shares                                    6,134,797      6,040,458
                                                        =========      =========

Income per common share                                 $    1.53      $    1.17
                                                        =========      =========

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